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                                   Exhibit 99

                  Report of Predecessor Independent Accountants


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                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Emerald Financial Corp.

We have audited the accompanying consolidated statements of income, shareholders' equity, and cash flows of Emerald Financial Corp. (successor to The Strongsville Savings Bank) for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Emerald Financial Corp. for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
Cleveland, Ohio
January 25, 1997